Exhibit 21
Expedia, Inc. Subsidiaries
As of December 31, 2007
DOMESTIC

Jurisdiction of
Entity	Formation
Activity Information Center, Inc.	HI
Canadian Holdings, LLC	DE
Classic Vacations, LLC	NV
CruiseShipCenters Holdings Inc. (50%)	NV
CruiseShipCenters USA Inc. (50%)	NV
DN Holdings LLC	DE
ECT APAC Holdings, Inc.	WA
Expedia Corporate Travel, LLC	NV
Expedia Global, LLC	NV
Expedia Partner Services, Inc.	DE
Expedia US, Inc.	NV
Expedia, Inc.	DE
Expedia, Inc.	WA
Hotels.com	DE
Hotels.com GP, LLC	TX
Hotels.com, L.P.	TX
Hotwire, Inc.	DE
HRN 99 Holdings, LLC	NY
IAN.com, LP	DE
Interactive Affiliate Network, LLC	DE
Newtrade Technology Corp.	DE
Premier Getaways, Inc.	FL
Smarter Travel Media LLC	NV
T-16 Holdings, LLC	DE
The Independent Traveler, Inc.	NJ
TravelNow.com Inc.	DE
Travelscape, LLC	NV
TripAdvisor Business Trust	MA
TripAdvisor LLC	DE
WWTE, Inc.	NV

Expedia, Inc. Subsidiaries
As of December 31, 2007
INTERNATIONAL

Entity	Jurisdiction of Formation
Bravado Investments Limited	China
C.A. ID SA (d/b/a Anyway.com)	France
CruiseShipCenters International Inc. (50%)	Canada (BC company)
CruiseShipCenters Western Canada Ltd. (50%)	Canada (BC company)
CSC Holdings Inc.	Canada (BC company)
eLong, Inc.	Cayman
eLongNet Information Technology (Beijing) Co., Ltd.	China
Expedia Alpha Y.K.	Japan
Expedia Asia Pacific Limited (f/k/a Hotels.com Asia Pacific Limited)	Hong Kong
Expedia Asia Pacific-Alpha Limited (f/k/a IACT Asia Pacific Ltd.)	Cayman
Expedia Asia Pacific-Beta Limited	Cayman
Expedia Asia Pacific-Gamma Limited	Cayman
Expedia Australia Pty. Ltd.	Australia
Expedia Beta Y.K.	Japan
Expedia Business Service (Beijing) Co., Ltd.	China
Expedia Canada Corp.	Canada
Expedia Corporate Travel Australia Pty Ltd	Australia
Expedia Corporate Travel Belgium SA	Belgium
Expedia Corporate Travel Europe SA	France
Expedia Corporate Travel France SAS	France
Expedia Corporate Travel GmbH	Germany
Expedia Corporate Travel UK Ltd.	UK
(fka ECT UK Ltd. and World Travel Management Ltd)
Expedia Finland OY	Finland
Expedia France s.a.s.	France
Expedia FZ — LLC	Dubai (UAE)
Expedia Gamma Y.K.	Japan
Expedia Holdings K.K.	Japan
Expedia Holdings s.a.s.	France
Expedia Italy SRL	Italy
Expedia Mexico, S de R. L. de C.V.	Mexico
Expedia Online Travel Services India Private Limited	India
Expedia s.a.	Belgium
Expedia Spain, S.L.	Spain
Expedia Services s.a.s.	France
Expedia Singapore Pte. Ltd.	Singapore
Expedia.com GmbH	Germany
Expedia.com Limited	UK
Expedia.nl B.V.	Netherlands
GL Expedia S.A.S.	France
HRN France SAS	France
HRN International	Cayman
Interactive Domain Name Holdings Corporation	Nova Scotia
Marvillo S.a.r.l.	Luxembourg
Shanghai Xinwang Computer	China
TripAdvisor Limited	UK